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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 AUGUST 2, 2000

                                NATIONSRENT, INC.
               (Exact Name of Registrant as Specified in Charter)

                DELAWARE                               001-14299                          31-1570069
----------------------------------------       --------------------------           --------------------------
    (State or Other Jurisdiction of                   (Commission                        (IRS Employer
            Incorporation)                            File Number)                      Identification No.)

            450 EAST LAS OLAS BLVD.
            FT. LAUDERDALE, FLORIDA                       33301
------------------------------------------           ----------------
    (Address of Principal Executive Offices)            (Zip Code)

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       Registrant's telephone number, including area code: (954) 760-6550

                                       N/A
          (Former Name or Former Address; if Changed Since Last Report)


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ITEM 5.  OTHER ITEMS.

         On August 2, 2000, NationsRent, Inc., a Delaware corporation (the
"Company") entered into a Preferred Stock Purchase Agreement to sell $100 million of Series B Convertible Preferred Stock, par value $.01 per share (the
"Preferred Stock") to NR2 Holdings Limited, a Cayman Islands company, DB Capital
Investors, L.P., a Delaware limited partnership, J.P. Morgan Capital
Corporation, a Delaware corporation and Sixty Wall Street Fund, L.P., a Delaware limited partnership. The initial sale of Preferred Stock for $52 million was completed on August 2, 2000 and the remaining sale of Preferred Stock for $48 million will occur upon stockholder's approval which will be sought in a special meeting of the Company's stockholders within six weeks from the date hereof.

         On August 2, 2000, the Company also announced that it increased its senior credit facilities by $125 million, to an agregate principal amount of $900 million.

         A copy of the press release announcing the sale of the Preferred Stock and the increase in senior credit facilities is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                  EXHIBIT NUMBER          DESCRIPTION
                  --------------          -----------

                  99.1                    Press release dated August 2, 2000

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 August 4, 2000                           NATIONSRENT, INC.


                                          By: /s/ JOSEPH H. IZHAKOFF
                                             ---------------------------------
                                             Joseph H. Izhakoff, Vice President,
                                             General Counsel and Secretary

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                                  EXHIBIT INDEX

 EXHIBIT                                 EXHIBIT
 NUMBER                                 DESCRIPTION
 ------                                 -----------
    99.1                     Press release dated August 2, 2000


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